EXHIBIT 10.10
                           Carolina First Corporation


                            Summary and Provisions of
                          The Long-Term Incentive Plan



                                  CONFIDENTIAL



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Table of Contents

Program Overview

I.            Plan Objectives                                                  1

II.           Basic Plan Concept                                               1

III.          Plan Administration                                              1

The Stock Option Element

A.            Basic Description                                                2

B.            Eligibility Criteria                                             2

C.            Award Opportunities                                              2

D.            Terms and Conditions                                             3

E.            Option Exercise                                                  3

F.            Transferability                                                  4

G.            Retirements and Terminations                                     4

H.            Change-in-Control                                                4

I.            Taxation                                                         4

The  Performance Share Element

A.            Basic Description                                                5

B.            Eligibility Criteria                                             5

C.            Award Opportunities                                              5

D.            Vesting                                                          6

E.            Frequency of Awards                                              6

F.            Performance Measures and Weighting                               7

G.            Performance Standards                                            7



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Table of Contents (cont'd)


H.            Award Payments                                                   8

I.            Transferability                                                  8

J.            Retirements and Terminations                                     8

K.            Change-in-Control                                                9


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The Long-Term Incentive Plan
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Program Overview

I.     Plan Objectives

       The primary objective of the Carolina First Corporation Long-Term Incentive Plan (LTIP) is to link a significant element of senior management compensation to performance achievements over a multi-year period. The LTIP focuses on long-term financial success factors which are intended to align the interests of Carolina First executives and the Company's stakeholders.

II.    Basic Plan Concept

       The Plan consists of two primary elements: (i) an annual grant of time-vested Carolina First stock options that become exercisable in equal installments (typically 25% per year over a four-year period); and (ii) a biennial grant of performance shares whereby shares of Carolina First stock can be earned based on performance achievements over a three-year performance period.

       Currently, the LTIP is structured to provide 50% of the total award opportunity in the form of stock options and the other 50% in the form of performance shares. The mix between these two LTIP elements may change over time as the Company changes its strategic objectives, philosophy and priorities.

III.   Plan Administration

       The Board of Directors will be responsible for the management of the LTIP. Elements of administration may be delegated to established committees of the Board consisting of at least two directors considered "disinterested individuals" under SEC regulations. The Board of Directors or delegated committees (typically the Compensation Committee) will have the authority to interpret the LTIP provisions, approve LTIP participants, approve the timing of awards, determine the terms and conditions of awards, and amend or terminate the Plan. In the event of a discrepancy between this descriptive brochure and the formal 1997 Long-Term Incentive Plan Document, the formal 1997 Long-Term Incentive Plan Document shall be binding and will override all other materials pertaining to such Plan.



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The Long-Term Incentive Plan
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Stock Option Element

A.     Basic Description

       Once vested, a Stock Option provides the recipient a right to purchase a given number of Carolina First common shares at a specified price (i.e., the exercise price) during a given number of years (i.e., the option term) after being granted. Grants will take the form of Non-Qualified Stock Options (NQSOs) as defined under the Internal Revenue Code. Stock option grants under this Plan are not awarded on a performance-contingent basis, although they will only have value if the Company's share price appreciates during the option term.

B.     Eligibility Criteria

       Eligibility for participation in the stock option element of the LTIP will be extended to those employees perceived to have a direct impact on the Company's success. The eligibility of specific individuals or positions will be reviewed and evaluated annually by the Chief Executive Officer. Recommendations for participation must also be reviewed and approved by the Compensation Committee of the Board of Directors. Participation in the stock option element of the LTIP does not guarantee continued employment nor does it guarantee participation in subsequent performance periods or additional incentive plans.

C.     Award Opportunity

       The number of shares underlying stock option awards will be determined by the Compensation Committee, and will be based on a number of factors including competitive grant practices, the participant's level of responsibility and his/her perceived ability to influence the future performance of the Company. The size of annual stock option grants will also be affected by the Company's desired mix of long-term incentive vehicles. For 1997, stock option grants are designed to provide 50% of the total long-term incentive opportunity under the LTIP, with the other 50% being delivered through performance shares.

       The Stock Option Grant Agreement in Section III of this document sets forth the individual option award level for this year.


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D.     Terms and Conditions

       Awards are made through a Stock Option Grant Agreement (as referenced in Section III of this brochure). This agreement sets forth the terms and other conditions that pertain to the grant of a stock option. Specifically, the agreement provides:

       (i) The option exercise price per share--which shall not be less than 100% of the fair market value of the Company's share price on the date the award is made, but may be established above the current fair market value of the common stock ("premium option") at the discretion of the Compensation Committee of the Board of Directors;

       (ii) The number of shares that may be purchased by exercising the Option;

       (iii) The dates on which the Option shall vest. Options generally will become exercisable in equal installments on the grant date anniversaries according to the following vesting schedule:

              One year after grant      25% vest      25% exercisable
              Two years after grant     25% vest      50% exercisable
              Three years after grant 25% vest 75% exercisable Four years after grant 25% vest 100% exercisable

       (iv) The date on which the Option expires, not to be longer than 10 years. Options that expire or options that are forfeited will become available for future grants under the LTIP.

E.     Option Exercise

       Participants may exercise vested options at any time during the option term by submitting an exercise request (in writing) to the Plan administrator. A Stock Option Exercise Form is provided in Section III of this brochure.

       At the determination of the Compensation Committee of the Board, participants may submit stock option exercise payments in the form of cash or stock (or a combination of the two). Upon exercise, the participant will receive Carolina First common stock certificates in an amount that is equivalent to the number of shares being exercised.

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       As an alternative approach to exercising options, participants may elect to transact a broker-financed cashless exercise whereby no payment is required by the participant. Under this approach, a broker gives the participant a short-term loan to exercise options and then immediately sells the acquired shares in the open market. After this sale of the underlying shares, the broker then pays back the loan along with his/her commission for conducting the transaction. The remaining cash proceeds are delivered to the participant. All applicable federal and state income taxes will be withheld.

F.     Transferability

       Options granted under the LTIP are non-transferable except by will or by the laws of descent and distribution.

G.     Retirement & Terminations

       In the event of approved retirement, long-term disability, or death, all vested options will remain exercisable by the participant or his/her estate for a period of 1 year subsequent to the date of such event. All unvested options shall be canceled.

H.     Change-in-Control

       For purposes of this plan, a change-in-control (as defined and declared by the Board of Directors) will trigger accelerated vesting on all outstanding options. These fully vested options will remain exercisable for a period of 90 days subsequent to the date of the change-in-control.

I.     Taxation

       Participants receiving NQSOs under the LTIP program must pay ordinary income tax on the spread (or gain) realized from the options in the year of exercise.



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The Performance Share Element

A.     Basic Description

       Under the performance share element, shares of Company stock may be earned based on performance achievements over a three-year cycle in the following areas:

       (i) Corporate Total Shareholder Return versus that of a selected peer group; and

       (ii) An internal measure of performance against a 3-year plan.

       The number of shares earned will be based on performance achievements in these two areas. The value of the shares earned will be based on Carolina First's stock price performance over the three-year performance cycle.

B.     Eligibility Criteria

       Eligibility for participation in the performance share element of the LTIP will be extended to those employees perceived to have a direct impact on the Company's success. The eligibility of specific individuals or positions will be reviewed and evaluated annually by the Chief Executive Officer. Recommendations for participation must also be reviewed and approved by the Compensation Committee of the Board of Directors. Participation in the performance share element of the LTIP does not guarantee continued employment nor does it guarantee participation in subsequent performance periods or additional incentive plans.

C.     Award Opportunities

       At the start of each new performance cycle, the Compensation Committee of the Board of Directors will specify threshold, target and superior incentive award levels. Opportunities will be expressed as a number of Performance Shares. The target number of Performance Shares will be determined by the Committee, and will be based on a number of factors including competitive grant practices and level of responsibility within the Company. The size of the grant will reflect the intention that 50% of the total long-term incentive opportunity be delivered in the form of biennial Performance Share awards. The Performance Share Grant Agreement in Section III of this brochure sets forth the individual performance share award level for the performance cycle beginning this year.

       During the course of the 3-year cycle, threshold performance achievements will result in the earning of 25% of the target award and performance achievements at or above the superior level will result in the earning of 150% of the target award. No awards will be earned for performance achievements below threshold. Awards for performance

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       achievements between stated levels (i.e., between threshold and target and target and superior) will be determined using straight-line interpolation.

D.     Vesting

       Earned awards will vest one-third at the end of the three-year performance cycle, and one-third each year thereafter so that the full award will be vested five years after the start of the performance cycle.

E.     Frequency of Awards

       It is anticipated that Performance Share awards will be made on a biennial basis, with new performance periods beginning every other year. Given the 3-year performance cycles, there will be overlapping cycles as illustrated below:

                        Year 1      Year 2    Year 3    Year 4     Year 5     Year 6     Year 7
                        ------      ------    ------    ------     ------     ------     ------
        Grant 1        XXXXXXXXXXXXXXXXXXXXXXXXXX
                       XXXXXXXXXXXXXXXXXXXXXXXXXX
           Payable                              1/3       1/3        1/3
                                                XXXXXXXXXXXXXXXXXXXXXXXX
        Grant 2                                 XXXXXXXXXXXXXXXXXXXXXXXX

           Payable                                                   1/3        1/3        1/3
                                                                     XXXXXXXXXXXXXXXXXXXXXXXXX
        Grant 3                                                      XXXXXXXXXXXXXXXXXXXXXXXXX

           Payable                                                                         1/3

           Grant 3 restricted stock will also vest 1/3 in years 8 and 9.

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F.     Performance Measures and Weighting

       In any given cycle, the Committee will assign accountability for performance on selected performance measures. For the cycle beginning in 1997, the performance measures and respective weightings are as follows:

              Performance Measure                                      Weighting
              -------------------                                      ---------

              Carolina First Total Shareholder Return (TSR) performance      50%
              relative to Peers for the 3 year cycle

              Carolina First Earnings Per Share (EPS) performance            50%
              relative to a 3 year plan

G.     Performance Standards

       Specific standards of performance for each of the above measures will be established each performance cycle as part of the Company's planning process. The Compensation Committee, with input from management, will be responsible for establishing performance standards.

       Carolina First's Total Shareholder Return will be compared to the performance of the banking industry peer group listed in Exhibit I. In tracking this measure, performance will be assessed based on Carolina First's average annual TSR during the 3-year performance cycle relative to the peer group median. TSR is defined as share price appreciation plus dividends divided by the starting share price. As an example, assume Carolina First's annual TSR is 10% in year 1, -5% in year 2 and 20% in year 3. Under this scenario, the average annual return during the cycle would be 8.33%. If the median average annual return of the peer group is 6.33% during the same cycle, then Carolina First's performance exceeded median by +2 percentage points.

       To illustrate further, the standards of performance on this measure could range from a threshold TSR that is 5 percentage points below the peer group median to a superior rating that is 10 percentage points above the peer group median. Target could be established equal to the peer group median. The performance ranges shown in the sample calculations at the end of this section are purely illustrative at this time -- the final standards will be determined and established in the near future by the Compensation Committee of the Board. Performance parameters and weightings will also be reviewed, and potentially modified, at the beginning of each new cycle based on changes in Carolina First's strategy and desired positioning relative to peers. The TSR performance aspect of the Performance Share Plan will not be activated to provide any payouts if the Company's 3-year average annual Total Shareholder Return is negative, regardless of

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       relative performance.

       Performance under the EPS element of the Plan will be assessed against budget for the cycle. A cumulative 3-year EPS level will be targeted for each cycle. Similar to the Short-Term Incentive Plan, threshold performance standards are set at 85% achievement of plan, while superior performance standards are set at 125% achievement of plan.

       Under the Performance Share element of the LTIP, the maximum payout opportunity is payable at the "superior" level.

       A minimum level of overall asset quality for Carolina First Corporation must be maintained in order for any awards to be earned.

       The Plan's performance standards will be determined by management with approval of the Compensation Committee of the Board of Directors.

H.     Award Payments

       Performance Share awards will be paid in Carolina First common stock within 3 months after the respective performance cycle end -- unless previously agreed upon by the Company and the participant(s) or so stated by management at the beginning of the relevant performance cycle. Portions of the awards are subject to vesting restrictions as set forth in the Performance Share Grant Agreement. Upon vesting, the payments will also be subject to withholding and applicable payroll taxes.

       Dividends will be paid on restricted shares during the restriction period.

I.     Transferability

       Performance Shares granted under the LTIP are not transferable except by will or by the laws of descent and distribution.

J.     Retirement & Terminations

       In order to be eligible for an award under the Performance Share Plan, participants must generally be employed by Carolina First on the date of payout unless otherwise agreed upon between the participant and the Compensation Committee of the Board of Directors. Exceptions will be made for approved retirement, long-term disability, or death. If any of these circumstances apply, participants will be eligible to receive a pro-rata share of the Performance Share award based upon the actual number of months of service provided during the performance period. However, the timing of payments and vesting of such awards would not be altered.

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K.     Change-in-Control

       In the event of a change in control (as defined and declared by the Board of Directors), the current cycle will terminate as of the date of such event. Performance over the abbreviated performance cycle will serve as the basis of performance evaluation and pro-rata awards will be made in accordance with the effective performance standards and criteria over this period.



   NOTE: This document is designed to serve as a basic summary of Plan provisions. It is not a contract between Carolina First and its employees. Employees seeking detailed information on the specific terms and conditions which govern the LTIP should refer to the formal 1997 Long-Term Incentive Plan Document.
              The terms and conditions recorded in the formal 1997 Long-
              Term Incentive Plan Document are final and binding and shall override all other Plan summaries or descriptions.


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                                                                       Exhibit I
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Carolina First Corporation

Banking Industry Peer Group for Relative Total Shareholder Return Performance Assessment
--------------------------------------------------------------------------------

                                NASDAQ Bank Index

This index may be monitored daily in the Wall Street Journal Stock Market Data Bank.

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